EXHIBIT 5.1
April 13, 2010

ClickSoftware Technologies Ltd.
Azorim Park, Oren Building
94 Em Hamoshavot Road
Petach Tikva, 49527
Israel

Re:  Registration Statement on Form F-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), by ClickSoftware Technologies Ltd., an Israeli company (the “Company”), relating to the offering by the Company of up to 15,000,000 of the Company’s ordinary shares, par value NIS 0.02 per share (the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Registration Statement; (ii) copies of the Articles of Association, as currently in effect (the “Articles of Association”), of the Company; and (iii) resolutions adopted to date by the Board of Directors of the Company (the “Board of Directors”) and the resolutions of the Board of Directors relating to the Registration Statement and the issuance of the Shares and sale of the Shares and related matters.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.

We also have assumed that: (i) at the time of execution, issuance and delivery of any Shares purchase agreement, such agreement will have been duly authorized, executed and delivered by the Company; and (ii) at the time of the issuance and sale of any of the Shares, the terms of the Shares, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that, subject to the Company receiving consideration per share for the Shares in such amount and in such form as may be determined by the Board of Directors or by the duly authorized officers of the Company, the Shares, when issued and sold as described in the Registration Statement will have been duly authorized, validly issued, fully-paid and nonassessable.

This opinion is furnished solely in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written permission.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to this firm in the section of the Registration Statement entitled “Legal Matters”.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

Very truly yours,

/s/ Amit, Pollak, Matalon & Co
Amit, Pollak, Matalon & Co.